                                                                    EXHIBIT (12)


                             CMS ENERGY CORPORATION


                       RATIO OF EARNINGS TO FIXED CHARGES


                             (MILLIONS OF DOLLARS)



                                                                    YEARS ENDED DECEMBER 31
                                                            ----------------------------------------
                                                            1994    1993    1992      1991     1990
                                                            ----    ----    -----    ------    -----
                                                                             (B)     (C)(D)     (E)
EARNINGS AS DEFINED (A)
Net income...............................................   $179    $155    $(297)   $ (262)   $(494)
Income taxes.............................................     92      75     (146)      (94)      25
Exclude equity basis subsidiaries........................    (18)     (6)      10        10       13
Fixed charges as defined, adjusted to exclude capitalized
  interest of $6, $5, $3, $5, and $38 million for the
  years ended December 31, 1994, 1993, 1992, 1991 and
  1990, respectively.....................................    214     234      217       354      306
                                                            ----    ----    -----    ------    -----
Earnings as defined......................................   $467    $458    $(216)   $    8    $(150)
                                                            ====    ====    =====     =====    =====
FIXED CHARGES AS DEFINED (A)
Interest on long-term debt...............................   $193    $204    $ 169    $  274    $ 293
Estimated interest portion of lease rental...............      9      11       16        17       18
Other interest charges...................................     18      24       35        68       33
Include equity basis subsidiaries........................     --      --       --        --       --
                                                            ----    ----    -----    ------    -----
Fixed charges as defined.................................   $220    $239    $ 220    $  359    $ 344
                                                            ====    ====    =====     =====    =====
Ratio of earnings to fixed charges.......................   2.12    1.92       --        --       --
                                                            ====    ====    =====     =====    =====



NOTES:


(a) Earnings and fixed charges as defined in instructions for Item 503 of Regulation S-K.



(b) For the year ended December 31, 1992, fixed charges exceeded earnings by $441 million. Earnings as defined include a $520 million pre-tax loss on the settlement of MCV Power Purchases, $(15) million for potential customer refunds and other reserves related to 1992 but recorded in 1991, and $6 million relating to CMS Generation Company's reduction in its investment in The Oxford Energy Company. The ratio of earnings to fixed charges would have been 1.34 excluding these amounts.



(c) Excludes an extraordinary after-tax loss of $14 million.



(d) For the year ended December 31, 1991, fixed charges exceeded earnings by $356 million. Earnings as defined include pre-tax losses of $398 million for write-downs and reserve amounts related to the abandonment of the Midland nuclear plant, $76 million for potential customer refunds and other reserves, and $51 million relating to CMS Generation Company's reduction in its investment in The Oxford Energy Company. The ratio of earnings to fixed charges would have been 1.48 excluding these amounts.



(e) For the year ended December 31, 1990, fixed charges exceeded earnings by $500 million. Earnings as defined include pre-tax losses of $847 million for write-downs and reserve amounts related to the abandonment of the Midland nuclear plant. The ratio of earnings to fixed charges would have been 2.01 excluding these amounts.

                             CMS ENERGY CORPORATION


        RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                             (MILLIONS OF DOLLARS)



                                                                    YEARS ENDED DECEMBER 31
                                                            ----------------------------------------
                                                            1994    1993    1992      1991     1990
                                                            ----    ----    -----    ------    -----
                                                                             (B)     (C)(D)     (E)
EARNINGS AS DEFINED (A)
Net income...............................................   $179    $155    $(297)   $ (262)   $(494)
Income taxes.............................................     92      75     (146)      (94)      25
Exclude equity basis subsidiaries........................    (18)     (6)      10        10       13
Fixed charges as defined, adjusted to exclude capitalized
  interest of $6, $5, $3, $5, and $38 million for years
  ended December 31, 1994, 1993, 1992, 1991, and 1990,
  respectively...........................................    237     245      228       364      317
                                                            ----    ----    -----    ------    -----
Earnings as defined......................................   $490    $469    $(205)   $   18    $(139)
                                                            ====    ====    =====     =====    =====
FIXED CHARGES AS DEFINED (A)
Interest on long-term debt...............................   $193    $204    $ 169    $  274    $ 293
Estimated interest portion of lease rental...............      9      11       16        17       18
Other interest charges...................................     18      24       35        68       33
Include equity basis subsidiaries........................     --      --       --        --       --
Preferred stock dividend.................................     36      17       16        15       17
                                                            ----    ----    -----    ------    -----
Fixed charges as defined.................................   $256    $256    $ 236    $  374    $ 361
                                                            ====    ====    =====     =====    =====
Ratio of earnings to fixed charges and preferred
  dividends..............................................   1.91    1.83       --        --       --
                                                            ====    ====    =====     =====    =====



NOTES:


(a) Earnings and fixed charges as defined in instructions for Item 503 of Regulation S-K.



(b) For the year ended December 31, 1992, fixed charges exceeded earnings by $441 million. Earnings as defined include a $520 million pre-tax loss on the settlement of MCV Power Purchases, $(15) million for potential customer refunds and other reserves related to 1992 but recorded in 1991, and $6 million relating to CMS Generation Company's reduction in its investment in The Oxford Energy Company. The ratio of earnings to fixed charges would have been 1.30 excluding these amounts.



(c) Excludes an extraordinary after-tax loss of $14 million.



(d) For the year ended December 31, 1991, fixed charges exceeded earnings by $356 million. Earnings as defined include pre-tax losses of $398 million for write-downs and reserve amounts related to the abandonment of the Midland nuclear plant, $76 million for potential customer refunds and other reserves, and $51 million relating to CMS Generation Company's reduction in its investment in The Oxford Energy Company. The ratio of earnings to fixed charges would have been 1.45 excluding these amounts.



(e) For the year ended December 31, 1990, fixed charges exceeded earnings by $500 million. Earnings as defined include pre-tax losses of $847 million for write-downs and reserve amounts related to the abandonment of the Midland nuclear plant. The ratio of earnings to fixed charges would have been 1.96 excluding these amounts.